THIRD AMENDMENT TO LOAN AGREEMENT



                 THIS THIRD AMENDMENT TO LOAN AGREEMENT ("Third Amendment") is entered into as of October 1, 1998, by and between BUSINESS LOAN CENTER, INC., a Delaware corporation ("Borrower"), BLC FINANCIAL SERVICES, INC., a Delaware corporation, and TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation ("Lender"), with reference to the following facts:


                                    RECITALS

         A. Pursuant to the Loan Agreement dated as of March 25, 1998 executed by Borrower, Parent and Lender, as amended by the First Amendment to Loan Agreement dated as of June 24, 1998, and the Second Amendment to Loan Agreement dated as of September __, 1998 (the "Loan Agreement"), Lender agreed to make certain financial accommodations to or for the benefit of Borrower upon the terms and conditions set forth therein. Unless otherwise noted in this Third Amendment, (i) capitalized terms used herein shall have the meanings attributed to them in the Loan Agreement, (ii) references to Sections shall refer to Sections of the Loan Agreement or Schedules thereto, as applicable, and (iii) references to Schedules shall refer to Schedules to the Loan Agreement.

         B. Borrower has requested, and Lender has agreed, to amend certain provisions of the Loan Agreement, all on the terms and conditions set forth below.

                  NOW, THEREFORE, in consideration of the continued performance by Borrower of its promises and obligations under the Loan Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

                                A G R E E M E N T

         1. Incorporation of Loan Agreement and Other Loan Documents. Except as expressly modified under this Third Amendment, all of the terms and conditions set forth in the Loan Agreement and the other Loan Documents are incorporated herein by this reference, and Borrower hereby acknowledges, confirms, and ratifies its obligations under the Loan Agreement and the other Loan Documents.

         2. Amendments to Loan Agreement and other Loan Documents. As of the date of this Third Amendment, the Loan Agreement and the other Loan Documents are hereby amended in the following manner:

                  2.1 Amendments to Definitions. The definitions of "Securitization Transaction," "Subordinated Debt," and "Termination Date" in
Section 1.1 of the Loan Agreement are amended by deleting the existing text thereof in their entirety and substituting therefor the following amended and restated versions thereof:

                           "Securitization   Transaction"  shall  mean  (a)  the
                  accounts receivable securitization transaction effected pursuant to the Pooling and Servicing Agreement dated as of December 1, 1997 between Marine Midland Bank, as "Trustee," and Borrower, as "Seller" and "Servicer," or (b) any other transaction effected in a manner acceptable to Lender and through documentation in form and substance acceptable to Lender, pursuant to which Borrower sells all or a specific portion of its portfolio of Non-Guaranteed Notes Receivable in a manner that generates aggregate net proceeds to Borrower of not less than $5,000,000 by pooling and transferred them to a trust that issues and sells certificates representing the entire beneficial interest in such trust. Lender will not unreasonably withhold its acceptance or approval of a proposed Securitization Transaction.

                           "Subordinated  Debt"  shall mean that  portion of the
                  Indebtedness that is subordinated in a manner reasonably satisfactory in form and substance to Lender as to right and time of payment of principal and interest thereon to any and all of the Liabilities, including all intercompany accounts and borrowings.

                           "Termination  Date" shall mean the  earliest  of: (a)
                  August 26, 2001 (unless a later date is agreed to in writing by Borrower, Parent and Lender); (b) the date that Borrower elects to terminate this Agreement and repays the Liabilities in full in accordance with the terms of Section 2.6; and (c) the date Lender elects to terminate Borrower's right to receive Revolving Loans in accordance with Section 7.2.

                  2.2 Amendment to Add New Defined Terms. Section 1.1 of the Loan Agreement is amended by adding the following new definitions in appropriate alphabetical order:

                           "Eurodollar  Reserve  Percentage"  shall mean, in the
                  event that any portion of the Revolving Loans is held by a member bank of the Federal Reserve System, a percentage, determined by Lender to be in effect from time to time as


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

                  prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement for member banks of the Federal Reserve System in respect of Eurocurrency liabilities.

                           "Governing   Rate"  shall  mean  that  interest  rate
                  published daily in the "Money Rates" section of The Wall Street Journal as the "LIBOR" rate being offered for a period of one (1) month plus the Eurodollar Reserve Percentage, if any; provided, however, that if such newspaper ceases to be published or ceases to publish a one-month "LIBOR" rate, then, "Governing Rate" shall mean such alternate, equivalent published index rate as shall be selected by Lender plus, if then still applicable, the Eurodollar Reserve Percentage, if any. The Governing Rate shall be set each month on the first day of such calendar month, based on the aforesaid index rate as so published on the first day of such calendar month (unless on such day such rate is not published, in which event the Governing Rate shall be based on the aforesaid index rate as published on the next closest day prior to such first day of such calendar month), plus the then applicable Eurodollar Reserve Percentage, if any.

                           "Prior   Year   Annual    Portfolio    Securitization
                  Requirement" shall mean, with respect to the 12-month period commencing on March 1, 1999, or any subsequent 12-month period commencing on March 1, the requirement that Borrower shall have completed one or more Securitization Transactions within the preceding 12-month period (or, in the case of the 12-month period commencing on March 1, 1999, within the period commencing on the date of the Third Amendment and ending on February 28, 1999) that generate aggregate net proceeds available to pay Indebtedness of Borrower of not less than $15,000,000 (provided, that if the Maximum Credit Line is increased after the date of the Third Amendment, then such $15,000,000 amount shall automatically also increase in the same proportion as such increase in the Maximum Credit Line).

                           "Third  Amendment"  shall mean the Third Amendment to
                  Loan Agreement dated as of October 1, 1998, amending this Agreement.

                  2.3 Amendment to Maximum Commitment. Section 2.1(b)(ii) of the Loan Agreement is amended by deleting the existing text thereof in its entirety


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

and substituting therefor the following amended and restated version thereof:

                           (ii) the  amount  by  which  the sum of (w) up to one
                  hundred percent (100%) of the Net Eligible SBA Guaranteed Notes Receivable, plus (x) up to eighty percent (80%) of the Current Portion of Net Eligible Non-Guaranteed Notes Receivable (provided, that Lender, in its sole discretion, may increase such percentage to up to eighty-five percent (85%)), plus (y) up to fifty percent (50%) of the Delinquent Portion of Net Eligible Non-Guaranteed Notes Receivable, plus (z) up to fifty percent (50%) of the Defaulted Portion of Net
                  Eligible Non-Guaranteed Notes Receivable (not exceeding sixty-five percent (65%) of the estimated remaining value of such Defaulted Portion of Net Eligible Non-Guaranteed Notes Receivable as determined by Borrower and accepted by Lender, and provided that the maximum amount of the Defaulted Portion of Net Eligible Non-Guaranteed Notes Receivable that may be used for purposes of the borrowing availability calculation in this Section 2.1(b)(ii) shall be subject to any applicable limitation set forth on Schedule 2.1(b)(ii)), exceeds the sum of (A) the aggregate amount of Note Sale Reserves then outstanding, and (B) twenty-five percent (25%) of the aggregate amount of all undisbursed binding lending commitments of Borrower for which all lending conditions have been met; provided, that during the period from the date of the Third Amendment to this Agreement through February 28, 1999, the percentage in clause (x) above shall be increased to eighty-five percent (85%); and provided further, that the percentage in clause (x) above shall be increased to eighty-five percent (85%) during each subsequent 12-month period commencing on March 1 for which Borrower has satisfied the Prior Year Annual Portfolio Securitization Requirement; or

                  2.4 Amendment to Interest Rate. Section 2.3(b) of the Loan Agreement is amended by deleting the words "Interest shall accrue" at the beginning of the existing text thereof and substituting therefor the words "Subject to Section 2.3(e), interest shall accrue".

                  2.5 Further Amendment to Interest Rate. Section 2.3 of the Loan Agreement is amended by adding the following new Section 2.3(e) after the existing text thereof:

                           (e) Notwithstanding Section 2.3(b) or any other provision of this Agreement, during the period from September 1, 1998 through February 28, 1999, interest shall accrue on the Revolving Loans at a floating rate equal to either (i)


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

                  with respect to those Revolving Loans made based upon Net Eligible SBA Guaranteed Notes Receivable, the Governing Rate plus two percent (2.00%) per annum, and (ii) with respect to those Revolving Loans made based upon Net Eligible Non-Guaranteed Notes Receivable, the Governing Rate plus two and one-half percent (2.50%) per annum; provided, that if the Defaulted Portion of Net Eligible Non-Guaranteed Notes Receivable, as reported in the most recent weekly Borrowing Base Report delivered prior to the end of any month, is greater than ten percent (10%) of Borrower's Non-Guaranteed Notes Receivable (measured by the respective aggregate outstanding principal amounts), then with respect to that portion of the Revolving Loans made based upon the Defaulted Portion of Net Eligible Non-Guaranteed Notes Receivable, interest shall accrue during the following month at a floating rate equal to the Index Rate plus one and one-half percent (1.50%) per annum, adjusted by Lender on the same day as each change in the Index Rate; and provided further, that if Borrower fails to satisfy the Prior Year Annual Portfolio Securitization Requirement for the 12-month period commencing on March 1, 1999, Lender shall retroactively calculate the amount, if any, by which (x) the amount of interest that would have accrued during such period if interest had been calculated based on the Index Rate under Section 2.3(b), exceeds (y) the amount of interest that accrued during such period due to its calculation based on the Governing Rate pursuant to this Section 2.3(e), and Borrower shall pay the amount of any such excess to Lender upon demand. With respect to the 12-month period commencing on March 1, 1999, and each subsequent 12-month period commencing on March 1, if Borrower satisfies the Prior Year Annual Portfolio Securitization Requirement for such 12-month period, then interest shall accrue during such period pursuant to this Section 2.3(e), subject to the same retroactive interest recalculation if Borrower fails to satisfy the Prior Year Annual Portfolio Securitization Requirement for the subsequent 12-month period.

                  2.6 Amendment to Prepayment Fee. Section 2.6 of the Loan Agreement is amended by deleting the existing text thereof in its entirety and substituting therefor the following amended and restated version thereof:

                           2.6  Borrower's  Termination  of  Agreement.  Upon at
                  least sixty (60) days prior written notice to Lender, Borrower may, at its option, terminate only the entirety of this Agreement and not any single section thereof. In order for such termination by Borrower to become effective, Borrower shall, on or before such termination date, pay to Lender all of the then outstanding Liabilities; provided, that if Borrower terminates this Agreement within any of the time periods listed below using the proceeds of financing from any source other than a Securitization Transaction, or if this Agreement is terminated pursuant to Section 7.2, then Borrower shall also pay to Lender, as liquidated damages for the loss of the bargain and not as a penalty, a prepayment premium equal to the following amounts (the "Prepayment Fee"):

                  If Prepayment is Made
                  Between the Following
                  Dates, Inclusive     :             The Premium Shall Be:

                  Effective Date to                  Two Percent (2%) of the
                  August 26, 1998                    Maximum Credit Line

                  August 27, 1998 to                 One Percent (1%) of the
                  August 26, 2000                    Maximum Credit Line

                  August 27, 2000 to                 One-half Percent (0.5%)
                  August 26, 2001                    of the Maximum Credit Line

                  provided, however, that (a) if Lender refuses a request by Borrower solely to increase the Maximum Credit Line after the date of the Third Amendment to any amount not exceeding Fifty Million Dollars ($50,000,000), (b) Borrower notifies Lender in writing, within thirty (30) days of Borrower's receipt of notice from Lender of such refusal, of Borrower's intention to terminate this Agreement by reason thereof, and (c) no Default or Event of Default has occurred and is continuing at the time such request is refused or at the actual time of termination, then the applicable Prepayment Fee provided for above shall be reduced by fifty percent (50%); and further provided, that if
                  (a) new reserves established by Lender after the Effective Date pursuant to Section 2.8 result in a reduction of the Maximum Commitment that is greater than the greater of (i) Five Hundred Thousand Dollars ($500,000), and (ii) ten percent (10%) of the Maximum Commitment immediately prior to the implementation of such new reserves, (b) Borrower notifies Lender in writing, within thirty (30) days of Borrower's receipt of notice from Lender of the implementation of such new reserves, of Borrower's intention to terminate this Agreement by reason thereof, and (c) no Default or Event of Default has occurred and is continuing at the actual time of termination, then the Prepayment Fee shall be reduced to Fifty Thousand Dollars ($50,000).

                  2.7 Amendment to Collection of Payments. Section 2.13(a) of the Loan Agreement is amended by deleting the existing text thereof in its entirety and substituting therefor the following amended and restated version thereof:

                           (a)  Blocked   Account;   Deposits  by  Intermediary.
                  Borrower shall establish a bank account, by lock-box arrangement or otherwise, from which Lender alone has power of access and withdrawal except to such limited extent as may otherwise be provided in the agreement or as otherwise agreed to in writing by Lender, in form and substance satisfactory to Lender and Borrower, governing such bank account (the "Blocked Account"). Borrower shall deposit in the Blocked Account all Items of Payment. Borrower shall deposit in the Servicer Account any and all checks, drafts, cash and other remittances received by Borrower in payment or on account of payment, with respect to any of the Notes Receivable, and shall transfer to the Blocked Account from the Servicer Account all Items of Payment within one (1) Business Day of receipt of cleared funds; provided, that until Borrower is otherwise notified by Lender or unless an Default or Event of Default has occurred and is continuing, Borrower may retain or use collections of Items of Payment for purposes permitted by this Agreement, provided that Borrower promptly transfers to the Blocked Account any amounts necessary to keep the outstanding Liabilities from exceeding the Maximum Commitment at such time. The deposits made in the Servicer Account shall be deposited in precisely the form received, except for the endorsements of Borrower where necessary to permit the collection of any such payments, which endorsements Borrower hereby agrees to make. Notwithstanding the foregoing, Borrower shall cause Intermediary to deposit by wire transfer to the Blocked Account, immediately upon the receipt thereof by Intermediary, all Net Sale Proceeds, and Borrower shall cause payment of all Note Participation Amounts to be made directly to the Blocked Account; provided, that until Borrower is otherwise notified by Lender or unless an Default or Event of Default has occurred and is continuing, Borrower may cause Net Sales Proceeds to be deposited in the Servicer Account, provided that Borrower transfers to the Blocked Account within one Business Day thereafter such portion thereof equal to the principal amount of the sold SBA Guaranteed Note Receivable. The depository holding the Blocked Account and the Servicer Account shall be instructed to advise Borrower of any deposits made to the Blocked Account or the Servicer Account. Subject to the provisions of Sections 2.13(c) and (d) and Section 2.15, amounts deposited in the Blocked Account (including deposits through transfers from the Servicer Account) shall be credited against the Liabilities as follows:

                           (i) if and to the extent such  deposits  are made and
                  accepted into the Blocked Account not later than 2:00 p.m. Central Time on such Business Day, and Borrower notifies Lender of the making of such deposits pursuant to the provisions of Section 9.1(a) not later than 2:00 p.m. Central Time on such Business Day, as of the same Business Day on which such deposits are made; and

                           (ii) otherwise, as of the next Business Day following
                  the date of such deposit;

                  provided, that solely for the purpose of calculating interest due to Lender under this Agreement, such deposits shall be credited two (2) days after the applicable date specified by
                  (i) or (ii) above.

                  2.8 Further Amendment to Collection of Payments. Section 2.13(c) of the Loan Agreement is amended by deleting the existing text thereof in its entirety and substituting therefor the following amended and restated version thereof:

                           (c) Allocation of Payments on Sold and Participated Notes Receivable. Promptly after becoming available and in any event within five (5) Business Days after the end of each month, or more frequently as may be reasonably requested by Lender (and, if an Event of Default has occurred and is continuing, such request may be made as often as daily), Borrower shall deliver to Lender information detailing, with respect to each deposit made to the Servicer Account pursuant to Section 2.13(a), the specific Note Receivable to which such deposit relates and (i) the amount, if any, of such deposit that relates to a Sold Note Receivable and that Borrower has determined is payable to Intermediary for the benefit of the purchaser of such Sold Note Receivable, (ii) the amount, if any, of such deposit that relates to a GECC Participated Note Receivable or a Participated Note Receivable and that Borrower has determined is payable to GECC or the purchaser of such Participated Note Receivable, (iii) the amount, if any, of such deposit that relates to a SBA Owned Note Receivable and that Borrower has determined is payable to SBA (any such amount described in clauses (i), (ii), or (iii) above being the "Allocated Payment Portion"), and (iv) the amount of such deposit that relates to Borrower's retained interest in a Note Receivable and that Borrower has determined is payable to Borrower. The portion payable to Borrower of each Item of Payment originally deposited in the Servicer Account shall be held by Borrower for the benefit of Lender, and Borrower shall cause any such portion to be transferred by Borrower to the Blocked Account within one (1) Business Day after receipt of cleared funds.

                  2.9 Amendment to Reporting Obligations. Section 5.1 of the Loan Agreement is amended by adding after the first sentence thereof the following new sentence:

                  Notwithstanding anything contained in this Section 5.1, Borrower shall not be required to furnish to Lender any marketing or personnel information that is not already available to the public generally.

                  2.10 Amendment to Financial Covenants. Section 5.11 of the Loan Agreement is amended by deleting the existing text thereof in its entirety and substituting therefor the following amended and restated version thereof:

                           5.11 Financial Covenants. From and after the Effective Date and until the Liabilities are fully satisfied:

                           (a) Tangible Net Worth.  Parent shall maintain,  on a
                  consolidated basis, Tangible Net Worth of not less than $3,500,000 as of the end of each of its fiscal quarters.

                           (b)  EBITDA  Ratio.   Parent  shall  achieve,   on  a
                  consolidated basis, as measured as of the end of each of its fiscal quarters, a minimum ratio of EBITDA for the twelve-month period ending on the date of measurement to total, actual, interest expense for such twelve-month period, of not less than 1.1 to 1.0.

                           (c) Consolidated Liabilities to Tangible Net Worth Ratio. Parent shall maintain, on a consolidated basis, a maximum ratio of (i) the sum of (A) the Liabilities, and (B) all other liabilities of Parent or any of its consolidated subsidiaries to Lender, including those arising under the Loan Agreement dated as of May 7, 1998 between Lender and BLC Commercial Capital Corp., to (ii) Tangible Net Worth, each as measured as of the end of each fiscal quarter, of not more than 6.0 to 1.0.

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

                           (d) Delinquency Percentage. As measured as of the end
                  of each month, Borrower shall not cause or allow the Delinquent Portion of Net Eligible Non-Guaranteed Notes Receivable to be more than four percent (4%) of Borrower's Non-Guaranteed Notes Receivable (measured by the respective aggregate outstanding principal amounts). Solely for purposes of this Section 5.11(d), the respective calculations of Borrower's Delinquent Portion of Net Eligible Non-Guaranteed Notes Receivable and Borrower's Non-Guaranteed Notes Receivable shall be made without regard to any disposition of Non-Guaranteed Notes Receivable by Borrower.

                           (e) Default Percentage.  As measured as of the end of
                  each month, Borrower shall not cause or allow the amount of the Defaulted Portion of Net Eligible Non-Guaranteed Notes Receivable to exceed $3,750,000.

                  2.11 Amendment to Affirmative Covenant Regarding Subordination Agreement. Section 5.16 of the Loan Agreement is amended by deleting the existing text thereof in its entirety and substituting therefor the following amended and restated version thereof:

                           5.16 Subordination Agreement.  Prior to incurring any
                  Subordinated Debt other than with respect to the Parent Debentures, Borrower shall cause to be delivered to Lender a subordination agreement executed by such Person in form and substance reasonably satisfactory to Lender.

                  2.12 Amendments to Negative Covenants. Sections 6.2, 6.4, 6.8, 6.14, 6.15 and 6.16 of the Loan Agreement are amended by deleting the existing text thereof in their entirety and substituting therefor the following amended and restated versions thereof:

                           6.2 Loans and  Compensation.  Borrower shall not make
                  any loans, distributions, payments, asset transfers, or advances of money and/or extensions of credit to any Persons, including officers, directors, employees, stockholders, or Affiliates and Subsidiaries of Borrower or Parent, other than
                  (a) reasonable advances made in the ordinary course of business on account of salary, commissions, and routine travel and business expenses, (b) loans made in the ordinary course of business to Term Loan Debtors, and (c) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, (i) reasonable amounts with respect to


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                  payment to Borrower,  Parent or their respective  Subsidiaries of servicing fees, reimbursement of origination expenses, and funding of operating expenses in the ordinary course of business, (ii) payment to Parent of the amount actually used by Parent to make interest payments on the Parent Debentures, to the extent Parent is permitted pursuant to Section 6.15 to make such interest payments to the holders of the Parent Debentures, and (iii) loans made to Parent or other Affiliates of Borrower whose financial statements are consolidated with those of Parent, for the purpose of providing financing for capital expenditures made by Parent or such other Affiliate that are permitted pursuant to Section 6.4.

                           6.4 Capital Expenses.  On a consolidated  basis, make
                  capital expenditures (including capitalized leases) during any fiscal year of Parent which, in the aggregate, exceed $750,000. Lender shall not unreasonably withhold its consent to a written request by Borrower or Parent for Lender's consent to an increase in such annual dollar limit if Borrower or Parent reasonably believes that such increase is necessary due to the expansion of the business or operations of such Person or its consolidated Subsidiaries.

                           6.8 Change of Business. Borrower shall not enter into
                  any new business or make any material change in any of Borrower's business objectives, purposes or operations. Parent shall not enter into any business other than that of making commercial loans within the asset-based lending industry.

                           6.14     [Intentionally Omitted.]

                           6.15  Payments  on  Subordinated   Debt.  Prepay  any
                  Subordinated Debt or make any payment of principal or interest thereof or interest thereon or any other payment or distribution in respect thereof, except that Parent may (a) make payments of interest on the Parent Debentures regularly scheduled thereunder provided that no Default or Event of Default has occurred or is continuing under this Agreement or would result from such interest payment, and (b) completely refinance the Parent Debentures so long as the terms of the refinanced Subordinated Debt, taken as a whole, are no less favorable to Borrower or Lender than the terms of the Parent Debentures. All Subordinated Debt shall have a maturity date after the Termination Date and shall be unsecured and subordinated to Lender in liquidation and repayment on terms that are reasonably acceptable to Lender. Conversion of

                  Subordinated Debt of a Person into an equity interest in such Person pursuant to the exercise of a conversion option held by the holder of such Subordinated Debt shall not constitute a payment or distribution with respect to such Subordinated Debt so long as no cash is paid by such Person to such holder and such conversion does not reduce the Tangible Net Worth of such Person.

                           6.16 Affiliates. Hereafter create any Affiliate or Subsidiary or divest itself of any material assets by transferring them to any Affiliate or Subsidiary. Notwithstanding the foregoing, Lender consents to the creation of (a) a Subsidiary or Subsidiaries to acquire the subordinate tranche of certificates or participating interests issued in connection with any Securitization Transaction, and (b) additional Subsidiaries engaged in the loan origination business so long as none of such Subsidiaries originates SBA-guaranteed loans. Lender shall not unreasonably withhold its consent to a written request by Borrower or Parent for Lender's consent to a transaction by Borrower or Parent that would otherwise violate this Section 6.16. Without limiting the generality of the foregoing, Lender shall not withhold its consent to the reorganization of the corporate structure of Parent and its Subsidiaries to merge other loan origination Subsidiaries into Borrower or to make them Subsidiaries of
                  Borrower so long as any such reorganization could not reasonably be expected to have a Material Adverse Effect.

                  2.13 Amendments to Event of Default. Sections 7.1(b) and 7.1(q) of the Loan Agreement are amended by deleting the existing text thereof in their entirety and substituting therefor the following amended and restated versions thereof:

                           (b) Loan Balance.  Lender notifies  Borrower that the
                  outstanding balance of the Loans hereunder exceeds the Maximum Commitment, and such condition is not corrected within three
                  (3) Business Days after such notice; provided, that if such condition is caused solely by the fact that the percentage in
                  Section 2.1(b)(ii)(x) has been reduced to eighty percent (80%) due to Borrower's failure to satisfy the Prior Year Annual Portfolio Securitization Requirement for any 12-month period, then Borrower shall have 30 days after such notice to correct such condition; or

                           (q) Merger.  Except as permitted under Section 6.16,
                  Borrower or Parent shall merge or consolidate with or acquire the Stock or assets of any Person; or

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                  2.14 Addition of New Schedule  2.1(b)(ii).  The Loan Agreement
is amended by adding in appropriate numerical order the new Schedule 2.1(b)(ii) attached as Schedule 2.1(b)(ii) to this Third Amendment.

         3. Conditions to Effectiveness. The amendments set forth in Section 2 of this Third Amendment are subject to satisfaction of each of the following conditions:

        (a)receipt by Lender of a copy of this Third Amendment, duly executed by Borrower, Parent, and Lender;

        (b)receipt by Lender of such officer's certificates, board of directors' resolutions, or other evidence satisfactory to Lender of each of Borrower's and Parent's corporate authority and legal ability to execute, deliver and perform this Third Amendment and to consummate the transaction contemplated hereunder; and

        (c)the absence of any Defaults or Events of Default.

         4. Entire Agreement. This Third Amendment, together with the Loan Agreement and the other Loan Documents, is the entire agreement between the parties hereto with respect to the subject matter hereof. This Third Amendment supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. Except as otherwise expressly modified herein, the Loan Documents shall remain in full force and effect.

         5. Representations and Warranties. Borrower hereby confirms that the representations and warranties contained in the Loan Agreement were true and correct in all material respects when made and, except to the extent (a) that a particular representation or warranty by its terms expressly applies only to an earlier date, or (b) Borrower has previously advised Lender in writing as contemplated under the Loan Agreement, are true and correct in all material respects as of the date hereof. The Loan Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

         6.       Miscellaneous.

                  6.1 Counterparts. This Third Amendment may be executed in identical counterpart copies, each of which shall be an original, but all of which shall constitute one and the same agreement.

                  6.2 Headings. Section headings used herein are for convenience of reference only, are not part of this Third Amendment, and are not to be taken into consideration in interpreting this Third Amendment.

                  6.3 Recitals. The recitals set forth at the beginning of this Third Amendment are true and correct, and such recitals are incorporated into and are a part of this Third Amendment.

                  6.4 Governing Law. This Third Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

                  6.5 No Novation. Except as specifically set forth in paragraph 2 of this Third Amendment, the execution, delivery and effectiveness of this Third Amendment shall not (a) limit, impair, constitute a waiver of or otherwise affect any right, power or remedy by Lender under the Loan Agreement or any other Loan Document, (b) constitute a waiver of any provision in the Loan Agreement or in any of the other Loan Documents, or (c) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

                  6.6 Conflict of Terms. In the event of any inconsistency between the provisions of this Third Amendment and any provision of the Loan Agreement, the terms and provisions of this Third Amendment shall govern and control.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, this Third Amendment has been duly executed as of the date first written above.


                                    BORROWER:

                                    BUSINESS LOAN CENTER, INC.,
                                    a Delaware corporation


                                    By:      ______________________________
                                             Jennifer Goldstein
                                             Chief Financial Officer


                                     PARENT:

                                     BLC FINANCIAL SERVICES, INC.,
                                     a Delaware corporation


                                    By:      ______________________________
                                             Robert F. Tannenhauser
                                             President


                                     LENDER:

                                     TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation


                                    By:      ______________________________
                                             Russell L. Bonder
                                             Senior Account Executive

                               SCHEDULE 2.1(b)(ii)

                  Availability Limitation re Defaulted Portion
                 of Net Eligible Non-Guaranteed Notes Receivable


                  Solely for purposes of the borrowing availability calculation in Section 2.1(b)(ii), at any time when the Defaulted Portion of Net Eligible Non-Guaranteed Notes Receivable is more than ten percent (10%) of Borrower's Non-Guaranteed Notes Receivable (measured by the respective aggregate outstanding principal amounts as of the end of each month), the maximum amount of the Defaulted Portion of Net Eligible Non-Guaranteed Notes Receivable shall not exceed the applicable limits set forth below:

Date or Period                      Maximum Amount

Prior to December 31, 1998          $2,500,000

As of December 31, 1998             PFQEDP + CFQO% - CFQEDP% + $100,000

As of March 31, 1999                PFQEDP + CFQO% - CFQEDP% + $75,000

As of June 30, 1999                 PFQEDP + CFQO% - CFQEDP% + $50,000

As of September 30, 1999            PFQEDP + CFQO% - CFQEDP% + $25,000

As of the end of each
subsequent fiscal quarter           PFQEDP + CFQO% - CFQEDP%

At all times after The maximum amount calculated as of December 31, 1998 other the end of the most recently ended than a date that is the fiscal quarter + $300,000 end of a fiscal quarter


"PFQEDP"   means  the  amount  of  the   Defaulted   Portion  of  Net   Eligible
Non-Guaranteed Notes Receivable as of the end of the prior fiscal quarter.

"CFQO%" means the amount of the new Net Eligible Non-Guaranteed Notes Receivable originated by Borrower during the current fiscal quarter, multiplied by 0.025.

"CFQEDP%" means the amount of the Defaulted Portion of Net Eligible Non-Guaranteed Notes Receivable as of the end of the current fiscal quarter, multiplied by (a) 0.005 for each fiscal quarter during the fiscal year ending
June 30, 1999, (b) 0.01 for each fiscal quarter during the fiscal year ending June 30, 2000, or (c) 0.015 for each fiscal quarter during the fiscal year ending June 30, 2001.


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